ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090111644-38
	Filing Date and Time 02/06/2009 9:30 AM
	Entity Number E0060072009-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Vesta, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: NEVADA AGENCY AND TRUST COMPANY Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address City Nevada Zip Code Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 25,000,000 Par value per share: $ 0.001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DIMITRI TISNOI Name 2131 N COLLINS AVE 433-614 ARLINGTON TX 76011 Street Address City State Zip Code 2) JOULIA PROUS Name 2131 N COLLINS AVE 433-614 ARLINGTON TX 76011 Street Address City State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: ANY LAWFULL BUSINESS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	DIMITRI TISNOI Name X [signature] Incorporator Signature 2131 N COLLINS AVE 433-614 ARLINGTON TX 76011 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Feb 5, 2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

TOTAL P.04